Exhibit 99.1

COMPANY CONTACT: Jon Stanner Vice President, Corporate Finance Strategic Hotels & Resorts (312) 658-5746

FOR IMMEDIATE RELEASE

WEDNESDAY, AUGUST 4, 2010

STRATEGIC HOTELS & RESORTS REPORTS SECOND QUARTER 2010 RESULTS

Improving Operating Fundamentals Lead to Strong Rate and Margin Growth and a Return to Positive Comparable FFO per Share

CHICAGO – August 4, 2010 – Strategic Hotels & Resorts (NYSE: BEE) today reported results for the second quarter ended June 30, 2010.

Chief Executive Officer Laurence Geller remarked, “During the first half of the year we made tremendous progress in advancing our strategic plan. We are especially encouraged by significant revenue and profitability growth which was driven by broadly improving lodging demand and strength within both the corporate group and transient segments of our business. We view this as an important leading indicator of improving corporate confidence.

“Moving into the second half of the year, we remain optimistic that the overall market recovery, and in particular growth in luxury lodging demand, will ideally position Strategic Hotels and Resorts to both maximize future earnings and continue to execute the repositioning of its balance sheet, on which we made substantial progress during the quarter,” commented Geller.

Second Quarter Recap

•	Comparable funds from operations (Comparable FFO) was $0.02 per diluted share compared with a loss of $0.03 per diluted share in the prior year.

•	Comparable EBITDA was $35.1 million compared with $33.6 million in the prior year period, an increase of 4.6 percent.

•

North American total revenue per available room (Total RevPAR) increased 5.9 percent and revenue per available room (RevPAR) increased 7.3 percent, driven by a 2.7 percentage point increase in occupancy and a 3.3 percent increase in average daily rate (ADR), compared to the second quarter 2009. In addition, non-rooms revenue increased by 4.5 percent between periods.

•

European Total RevPAR increased 4.9 percent in the second quarter over the prior year period (9.0 percent in constant dollars) and RevPAR increased 4.7 percent (8.5 percent in constant dollars), driven by a 3.9 percentage point increase in occupancy and a 0.5 percent decrease in ADR (3.2 percent increase in constant dollars) between periods.

•

North American gross operating profit (GOP) contracted 10 basis points and EBITDA margins expanded 50 basis points compared to the second quarter of 2009. Excluding cancellation fees of $6.6 million in the second quarter of 2009 and $2.1 million in the second quarter of 2010, GOP margins expanded 200 basis points and EBITDA margins expanded 280 basis points.

Financial Results

The company reported second quarter 2010 financial results as follows:

•

Net loss attributable to common shareholders was $47.4 million, or $0.42 per diluted share, compared with net loss attributable to common shareholders of $86.0 million, or $1.14 per diluted share, for the second quarter of 2009.

•	Comparable EBITDA was $35.1 million compared with $33.6 million for the second quarter of 2009, an increase of 4.6 percent.

•

Fully-diluted FFO was a loss of $16.2 million, or $0.15 per diluted share, compared with a loss of $52.8 million, or $0.70 per diluted share, in the second quarter of 2009. Comparable FFO was $1.9 million, or $0.02 per diluted share, compared with a loss of $2.5 million, or $0.03 per diluted share, in the second quarter of 2009.

The company reported financial results for the six month period ending June 30, 2010 as follows:

•

Net loss attributable to common shareholders was $87.7 million, or $0.94 per diluted share, compared with a net loss attributable to common shareholders of $129.2 million, or $1.72 per diluted share, for the six month period ending June 30, 2009.

•	Comparable EBITDA was $57.1 million compared with $56.3 million for the six month period ending June 30, 2009, an increase of 1.4 percent.

•

Fully-diluted FFO was a loss of $21.6 million, or $0.23 per diluted share, compared with a loss of $63.4 million, or $0.84 per diluted share, in the six month period ending June 30, 2009. Comparable FFO was a loss of $9.6 million, or $0.10 per diluted share, compared with a loss of $13.9 million, or $0.18 per diluted share, in the six month period ending June 30, 2009.

Balance Sheet Activity

On June 8, the company successfully tendered for $180.0 million of 3.5 percent exchangeable senior notes, representing 100 percent of the aggregate principal amount of the outstanding notes prior to the tender offer. Payment of the aggregate consideration of approximately $181.2 million, including accrued and unpaid interest, was made on June 10.

On May 19, the company closed on the sale of 75.9 million shares of common stock at a public offering price of $4.60 per share, including 9.9 million shares of common stock issued pursuant to the exercise in full of the underwriters’ over-allotment option. The company received approximately $332.5 million from the offering after deducting the underwriting discounts, commissions and expenses related to the offering. The company used the net proceeds from the offering to fund its tender offer for the outstanding 3.5 percent exchangeable senior notes due 2012 and used the remaining proceeds to reduce the outstanding balance on its line of credit facility.

On May 5, the company successfully closed on a $317.8 million non-recourse, cross-collateralized mortgage agreement with Metropolitan Life Insurance Company secured by the Westin St. Francis and Fairmont Chicago hotels. Under the terms of the agreement, the $220.0 million Westin St. Francis mortgage and the $123.8 million Fairmont Chicago mortgage were replaced with a new mortgage maturing in June of 2017 with a fixed interest rate of 6.09 percent.

Earnings Call

The company will conduct its second quarter 2010 conference call for investors and other interested parties on Thursday, August 5, 2010 at 10:00 a.m. Eastern Time (ET). Interested individuals are invited to listen to the call by telephone at 888-713-4205 (toll international: 617-213-4862) with pass code 22765440. To participate on the web cast, log on to http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=176522&eventID=3196573 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning at 1:00 p.m. ET on August 5, 2010, through 11:59 p.m. ET on August 12, 2010. To access the replay, dial 888-286-8010 (toll international: 617-801-6888) and request replay pin number 93256263. A replay of the call will also be available on the Internet at http://www.strategichotels.com or http://www.earnings.com for 30 days after the call.

The company also produces supplemental financial data that includes detailed information regarding its operating results. This supplemental data is considered an integral part of this earnings release. These materials are available on the Strategic Hotels & Resorts’ website at www.strategichotels.com within the second quarter information section.

Portfolio Definitions

North American hotel comparisons for the second quarter 2010 are derived from the company’s hotel portfolio at June 30, 2010, consisting of properties in which operations are included in the consolidated results of the company.

European hotel comparisons for the second quarter 2010 are derived from the company’s European owned and leased hotel properties at June 30, 2010, consisting of the Marriott London Grosvenor Square, the Paris Marriott Champs-Elysees, the Marriott Hamburg, and the InterContinental Prague.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The company currently has ownership interests in 17 properties with an aggregate of 8,002 rooms. For a list of current properties and for further information, please visit the company’s website at http://www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. These forward-looking statements include statements regarding our future financial results, stabilization in the lodging space, positive trends in the lodging industry and our continued focus on improving profitability. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: demand for hotel rooms in our current and proposed market areas; availability of capital; ability to obtain or refinance debt or comply with covenants contained in our debt facilities; rising interest rates and operating costs; rising insurance premiums; cash available for capital expenditures; competition; economic conditions generally and in the real estate market specifically, including further deterioration of the current global economic downturn and the extent of its effect on business and leisure travel and the lodging industry; ability to dispose of existing properties in a manner consistent with our disposition strategy; delays and cost overruns in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues:
Rooms	$106,526	$99,942	$196,545	$191,034
Food and beverage	67,754	58,498	125,650	113,127
Other hotel operating revenue	20,599	25,786	40,894	50,989

	194,879	184,226	363,089	355,150
Lease revenue	1,088	1,169	2,275	2,289

Total revenues	195,967	185,395	365,364	357,439

Operating Costs and Expenses:
Rooms	29,037	27,535	55,480	53,535
Food and beverage	46,081	42,180	88,293	83,029
Other departmental expenses	53,405	51,724	104,108	104,447
Management fees	6,934	7,420	12,903	13,712
Other hotel expenses	14,551	13,153	28,127	26,404
Lease expense	3,888	4,159	8,129	8,125
Depreciation and amortization	33,683	33,674	69,540	66,253
Impairment losses and other charges	—	49,755	—	50,214
Corporate expenses	7,556	5,292	13,956	15,588

Total operating costs and expenses	195,135	234,892	380,536	421,307

Operating income (loss)	832	(49,497)	(15,172)	(63,868)

Interest expense	(27,016)	(26,259)	(51,708)	(50,225)
Interest income	158	97	316	509
Loss on early extinguishment of debt	(886)	—	(886)	(883)
Loss on early termination of derivative financial instruments	(18,263)	—	(18,263)	—
Equity in earnings (losses) of joint ventures	459	432	(101)	571
Foreign currency exchange gain (loss)	5,256	(1,140)	11,442	801
Other income, net	462	82	694	43

Loss before income taxes and discontinued operations	(38,998)	(76,285)	(73,678)	(113,052)
Income tax expense	(1,413)	(690)	(635)	(2,222)

Loss from continuing operations	(40,411)	(76,975)	(74,313)	(115,274)
Income (loss) from discontinued operations, net of tax	1,849	(1,191)	1,140	440

Net loss	(38,562)	(78,166)	(73,173)	(114,834)
Net loss attributable to the noncontrolling interests in SHR’s operating partnership	245	1,007	687	1,453
Net (income) loss attributable to the noncontrolling interests in consolidated affiliates	(1,371)	(1,101)	228	(348)

Net loss attributable to SHR	(39,688)	(78,260)	(72,258)	(113,729)
Preferred shareholder dividends	(7,722)	(7,722)	(15,443)	(15,443)

Net loss attributable to SHR common shareholders	$(47,410)	$(85,982)	$(87,701)	$(129,172)

Basic and Diluted Loss Per Share:
Loss from continuing operations attributable to SHR common shareholders	$(0.44)	$(1.12)	$(0.95)	$(1.73)
Income (loss) from discontinued operations attributable to SHR	0.02	(0.02)	0.01	0.01

Net loss attributable to SHR common shareholders	$(0.42)	$(1.14)	$(0.94)	$(1.72)

Weighted average common shares outstanding	111,573	75,381	93,706	75,166

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Consolidated Balance Sheets

(in thousands, except share data)

	June 30, 2010	December 31, 2009
Assets
Investment in hotel properties, net	$2,088,127	$2,162,584
Goodwill	71,449	75,758
Intangible assets, net of accumulated amortization of $5,320 and $4,400	32,388	34,046
Investment in joint ventures	46,089	46,745
Cash and cash equivalents	71,822	116,310
Restricted cash and cash equivalents	33,117	22,829
Accounts receivable, net of allowance for doubtful accounts of $2,532 and $2,657	50,352	54,524
Deferred financing costs, net of accumulated amortization of $12,682 and $12,543	6,583	11,225
Deferred tax assets	30,268	34,244
Other assets	39,843	39,878

Total assets	$2,470,038	$2,598,143

Liabilities and Equity
Liabilities:
Mortgages payable	$1,239,112	$1,300,745
Exchangeable senior notes, net of discount	—	169,452
Bank credit facility	55,000	178,000
Accounts payable and accrued expenses	259,144	236,269
Deferred tax liabilities	15,069	16,940
Deferred gain on sale of hotels	84,341	101,852

Total liabilities	1,652,666	2,003,258
Noncontrolling interests in SHR’s operating partnership	4,191	2,717
Equity:
SHR’s shareholders’ equity:
8.50% Series A Cumulative Redeemable Preferred Stock ($0.01 par value; 4,488,750 shares issued and outstanding; liquidation preference $25.00 per share and $126,527 in the aggregate)	108,206	108,206
8.25% Series B Cumulative Redeemable Preferred Stock ($0.01 par value; 4,600,000 shares issued and outstanding; liquidation preference $25.00 per share and $129,231 in the aggregate)	110,775	110,775
8.25% Series C Cumulative Redeemable Preferred Stock ($0.01 par value; 5,750,000 shares issued and outstanding; liquidation preference $25.00 per share and $161,539 in the aggregate)	138,940	138,940
Common shares ($0.01 par value; 250,000,000 common shares authorized; 151,277,509 and 75,253,252 common shares issued and outstanding)	1,512	752
Additional paid-in capital	1,554,347	1,233,856
Accumulated deficit	(1,026,502)	(954,208)
Accumulated other comprehensive loss	(96,784)	(69,341)

Total SHR’s shareholders’ equity	790,494	568,980
Noncontrolling interests in consolidated affiliates	22,687	23,188

Total equity	813,181	592,168

Total liabilities and equity	$2,470,038	$2,598,143

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

FINANCIAL HIGHLIGHTS

Supplemental Financial Data

(in thousands, except per share information)

	June 30, 2010

	Pro Rata Share	Consolidated
Capitalization
Common shares outstanding	151,278	151,278
Operating partnership units outstanding	955	955
Restricted stock units outstanding	1,064	1,064

Combined shares, options and units outstanding	153,297	153,297
Common stock price at end of period	$4.39	$4.39

Common equity capitalization	$672,974	$672,974
Preferred equity capitalization (at $25.00 face value)	370,236	370,236
Consolidated debt	1,294,112	1,294,112
Pro rata share of unconsolidated debt	282,825	—
Pro rata share of consolidated debt	(107,065)	—
Cash and cash equivalents	(71,822)	(71,822)

Total enterprise value	$2,441,260	$2,265,500

Net Debt / Total Enterprise Value	57.3%	54.0%
Preferred Equity / Total Enterprise Value	15.2%	16.3%
Common Equity / Total Enterprise Value	27.5%	29.7%

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Discontinued Operations

The results of operations of hotels sold are classified as discontinued operations and segregated in the consolidated statements of operations for all periods presented. The following hotels were sold during 2009 (in thousands):

Hotel	Date Sold	Net Sales Proceeds
Renaissance Paris Hotel Le Parc Trocadero	December 21, 2009	$50,275
Four Seasons Mexico City	October 29, 2009	$52,156

The following is a summary of income (loss) from discontinued operations for the three and six months ended June 30, 2010 and 2009 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Hotel operating revenues	$—	$7,224	$—	$15,783

Operating costs and expenses	—	6,918	(21)	13,830
Depreciation and amortization	—	1,537	—	3,061

Total operating costs and expenses	—	8,455	(21)	16,891

Operating (loss) income	—	(1,231)	21	(1,108)

Interest income	—	1	—	3
Foreign currency exchange gain (loss)	—	31	(118)	105
Income tax benefit	—	8	—	1,440
Gain on sale (a)	1,849	—	1,237	—

Income (loss) from discontinued operations	$1,849	$(1,191)	$1,140	$440

(a)	In the second quarter of 2010, we agreed to accept payment of $1,850,000 to settle the remaining obligation owed to us by the purchaser of the Hyatt Regency New Orleans hotel, which was sold in December 2007. We recognized a $1,850,000 gain on sale of the hotel, which we had previously deferred.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Investment in the Hotel del Coronado

(in thousands)

On January 9, 2006, we purchased a 45% interest in the joint venture that owns the Hotel del Coronado. We account for this investment using the equity method of accounting.

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Total revenues (100%)	$30,748	$30,006	$54,484	$58,198
Property EBITDA (100%)	$9,724	$9,441	$15,278	$17,947

Equity in earnings (losses) of joint venture (SHR 45% ownership)
Property EBITDA	$4,376	$4,248	$6,875	$8,076
Depreciation and amortization	(1,997)	(1,922)	(3,988)	(3,825)
Interest expense	(1,897)	(1,970)	(3,730)	(4,031)
Other (expenses) income, net	(85)	41	(148)	(142)
Income taxes	(154)	(13)	383	200

Equity in earnings (losses) of joint venture	$243	$384	$(608)	$278

EBITDA Contribution from investment in Hotel del Coronado
Equity in earnings (losses) of joint venture	$243	$384	$(608)	$278
Depreciation and amortization	1,997	1,922	3,988	3,825
Interest expense	1,897	1,970	3,730	4,031
Income taxes	154	13	(383)	(200)

EBITDA Contribution for investment in Hotel del Coronado	$4,291	$4,289	$6,727	$7,934

FFO Contribution from investment in Hotel del Coronado
Equity in earnings (losses) of joint venture	$243	$384	$(608)	$278
Depreciation and amortization	1,997	1,922	3,988	3,825

FFO Contribution for investment in Hotel del Coronado	$2,240	$2,306	$3,380	$4,103

Debt	Interest Rate	Spread over LIBOR		Loan Amount	Maturity
CMBS Mortgage and Mezzanine	2.43%	208	bp	$610,000	January 2011
Revolving Credit Facility	2.85%	250	bp	18,500	January 2011

				628,500

Cash and cash equivalents				(17,036)

Net Debt				$611,464

Cap	Effective Date	LIBOR Cap Rate	Notional Amount	Maturity
CMBS Mortgage and Mezzanine Loan and Revolving Credit Facility Cap	January 2010	2.0%	$630,000	January 2011

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Leasehold Information

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Paris Marriott Champs Elysees:
Property EBITDA	$5,670	$4,645	$9,075	$7,252
Revenue (a)	$5,670	$4,645	$9,075	$7,252

Lease Expense	(2,793)	(2,985)	(5,839)	(5,847)
Less: Deferred Gain on Sale Leaseback	(1,068)	(1,146)	(2,233)	(2,246)

Adjusted Lease Expense	(3,861)	(4,131)	(8,072)	(8,093)

EBITDA Contribution from Leasehold	$1,809	$514	$1,003	$(841)

Marriott Hamburg:
Property EBITDA	$1,356	$1,422	$2,750	$2,775
Revenue (a)	$1,088	$1,169	$2,275	$2,289

Lease Expense	(1,095)	(1,174)	(2,290)	(2,278)
Less: Deferred Gain on Sale Leaseback	(49)	(53)	(103)	(104)

Adjusted Lease Expense	(1,144)	(1,227)	(2,393)	(2,382)

EBITDA Contribution from Leasehold	$(56)	$(58)	$(118)	$(93)

Total Leaseholds:
Property EBITDA	$7,026	$6,067	$11,825	$10,027
Revenue (a)	$6,758	$5,814	$11,350	$9,541

Lease Expense	(3,888)	(4,159)	(8,129)	(8,125)
Less: Deferred Gain on Sale Leaseback	(1,117)	(1,199)	(2,336)	(2,350)

Adjusted Lease Expense	(5,005)	(5,358)	(10,465)	(10,475)

EBITDA Contribution from Leaseholds	$1,753	$456	$885	$(934)

Security Deposits (b):	June 30, 2010	December 31, 2009
Paris Marriott Champs Elysees	$11,423	$10,720
Marriott Hamburg	6,115	7,158

Total	$17,538	$17,878

(a)	For the three and six months ended June 30, 2010 and 2009, Revenue for the Paris Marriott Champs Elysees represents Property EBITDA. For the three and six months ended June 30, 2010 and 2009, Revenue for the Marriott Hamburg represents lease revenue.
(b)	The security deposits are recorded in other assets on the consolidated balance sheets.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Non-GAAP Financial Measures

In addition to REIT hotel income, five other non-GAAP financial measures are presented for the Company that we believe are useful to management and investors as key measures of our operating performance: Funds from Operations (FFO); FFO - Fully Diluted; Comparable FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA); and Comparable EBITDA. A reconciliation of these measures to net loss attributable to SHR common shareholders, the most directly comparable GAAP measure, is set forth in the following tables.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding losses or gains from sales of depreciable property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present FFO - Fully Diluted, which is FFO plus income or loss on income attributable to convertible noncontrolling interests. We also present Comparable FFO, which is FFO - Fully Diluted excluding the impact of any gains or losses on early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe that the presentation of FFO, FFO - Fully Diluted and Comparable FFO provides useful information to management and investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization. We also present Comparable FFO per diluted share as a non-GAAP measure of our performance. We calculate Comparable FFO per diluted share for a given operating period as our Comparable FFO (as defined above) divided by the weighted average of fully diluted shares outstanding. Comparable FFO per diluted share, in accordance with NAREIT, is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under share-based compensation plans, operating partnership units and exchangeable debt securities. No effect is shown for securities that are anti-dilutive.

EBITDA represents net loss attributable to SHR common shareholders excluding: (i) interest expense, (ii) income taxes, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income taxes and depreciation and amortization of our equity method investments. EBITDA is presented on a full participation basis, which means we have assumed conversion of all convertible noncontrolling interests of our operating partnership into our common stock and includes preferred dividends. We believe this treatment of noncontrolling interests provides more useful information for management and our investors and appropriately considers our current capital structure. We also present Comparable EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks, as well as the effect of gains or losses on sales of assets, early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-recurring charges. We believe EBITDA and Comparable EBITDA are useful to management and investors in evaluating our operating performance because they provide management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA and Comparable EBITDA as measures in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA should not be considered as an alternative measure of our net loss or operating performance. FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net loss attributable to SHR common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. We have provided a quantitative reconciliation of FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA to the most directly comparable GAAP financial performance measure, which is net loss attributable to SHR common shareholders.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Reconciliation of Net Loss Attributable to SHR Common Shareholders to EBITDA and Comparable EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net loss attributable to SHR common shareholders	$(47,410)	$(85,982)	$(87,701)	$(129,172)
Depreciation and amortization - continuing operations	33,683	33,674	69,540	66,253
Depreciation and amortization - discontinued operations	—	1,537	—	3,061
Interest expense	27,016	26,259	51,708	50,225
Income taxes - continuing operations	1,413	690	635	2,222
Income taxes - discontinued operations	—	(8)	—	(1,440)
Noncontrolling interests	(245)	(1,007)	(687)	(1,453)
Adjustments from consolidated affiliates	(2,136)	(2,741)	(3,618)	(4,305)
Adjustments from unconsolidated affiliates	4,156	3,925	7,558	7,824
Preferred shareholder dividends	7,722	7,722	15,443	15,443

EBITDA	24,199	(15,931)	52,878	8,658
Realized portion of deferred gain on sale leasebacks	(1,117)	(1,199)	(2,336)	(2,350)
Loss on sale of assets - continuing operations	—	7	—	5
Gain on sale of assets - discontinued operations	(1,849)	—	(1,237)	—
Impairment losses and other charges	—	49,755	—	50,214
Impairment losses and other charges - adjustments from consolidated affiliates	—	(169)	—	(169)
Loss on early extinguishment of debt	886	—	886	883
Loss on early termination of derivative financial instruments	18,263	—	18,263	—
Foreign currency exchange (gain) loss - continuing operations (a)	(5,256)	1,140	(11,442)	(801)
Foreign currency exchange (gain) loss - discontinued operations (a)	—	(31)	118	(105)

Comparable EBITDA	$35,126	$33,572	$57,130	$56,335

(a)	Foreign currency exchange gains or losses applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Reconciliation of Net Loss Attributable to SHR Common Shareholders to

Funds From Operations (FFO), FFO - Fully Diluted and Comparable FFO

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Net loss attributable to SHR common shareholders	$(47,410)	$(85,982)	$(87,701)	$(129,172)
Depreciation and amortization - continuing operations	33,683	33,674	69,540	66,253
Depreciation and amortization - discontinued operations	—	1,537	—	3,061
Corporate depreciation	(306)	(304)	(610)	(608)
Loss on sale of assets - continuing operations	—	7	—	5
Gain on sale of assets - discontinued operations	(1,849)	—	(1,237)	—
Realized portion of deferred gain on sale leasebacks	(1,117)	(1,199)	(2,336)	(2,350)
Deferred tax expense on realized portion of deferred gain on sale leasebacks	333	358	696	701
Noncontrolling interests adjustments	(227)	(472)	(707)	(929)
Adjustments from consolidated affiliates	(1,336)	(1,860)	(3,302)	(3,692)
Adjustments from unconsolidated affiliates	2,048	1,954	4,052	3,889

FFO	(16,181)	(52,287)	(21,605)	(62,842)
Convertible noncontrolling interests	(18)	(535)	20	(524)

FFO - Fully Diluted	(16,199)	(52,822)	(21,585)	(63,366)
Impairment losses and other charges	—	49,755	—	50,214
Impairment losses and other charges - adjustments from consolidated affiliates	—	(169)	—	(169)
Non-cash mark to market of interest rate swaps	4,181	—	4,181	—
Loss on early extinguishment of debt	886	—	886	883
Loss on early termination of derivative financial instruments	18,263	—	18,263	—
Foreign currency exchange (gain) loss, net of tax (a) - continuing operations	(5,263)	792	(11,456)	(1,311)
Foreign currency exchange (gain) loss (a) - discontinued operations	—	(31)	118	(105)

Comparable FFO	$1,868	$(2,475)	$(9,593)	$(13,854)

Comparable FFO per diluted share	$0.02	$(0.03)	$(0.10)	$(0.18)

Weighted average diluted shares	113,174	75,381	93,706	75,166

(a)	Foreign currency exchange gains or losses applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Debt Summary

(dollars in thousands)

Debt	Interest Rate	Spread (a)	Loan Amount	Maturity (b)
Bank credit facility	4.10%	375 bp	$55,000	March 2011
Fairmont Scottsdale	0.91%	56 bp	180,000	September 2011
InterContinental Chicago	1.41%	106 bp	121,000	October 2011
InterContinental Miami	1.08%	73 bp	90,000	October 2011
Loews Santa Monica Beach Hotel	0.98%	63 bp	118,250	March 2012
Ritz-Carlton Half Moon Bay	1.02%	67 bp	76,500	March 2012
Hyatt Regency La Jolla	1.35%	100 bp	97,500	September 2012
Marriott London Grosvenor Square (c)	1.83%	110 bp (c)	113,865	October 2013
InterContinental Prague (d)	1.97%	120 bp (d)	124,247	March 2015
Westin St. Francis	6.09%	Fixed	220,000	June 2017
Fairmont Chicago	6.09%	Fixed	97,750	June 2017

			$1,294,112

(a)	Spread over LIBOR (0.35% at June 30, 2010).
(b)	Includes extension options, excluding the conditional one-year extension option on the bank credit facility.
(c)	Principal balance of £76,220,000 at June 30, 2010. Spread over three-month GBP LIBOR (0.73% at June 30, 2010).
(d)	Principal balance of €101,600,000 at June 30, 2010. Spread over three-month EURIBOR (0.77% at June 30, 2010). The spread increases to 180 basis points in March 2012 through the maturity date.

Domestic and European Interest Rate Swaps

	Fixed Pay Rate Against LIBOR			Notional Amount
Swap Effective Date	Current	Future			Maturity
March 2009	1.22%	1.22%		$50,000	August 2011
February 2010	0.45%	0.45%		50,000	December 2010
February 2010	0.45%	4.59	% (e)	75,000	April 2012
February 2010	0.45%	4.84	% (e)	100,000	July 2012
February 2010	0.45%	5.50	% (e)	75,000	June 2013
February 2010	0.45%	5.42	% (e)	50,000	August 2013
February 2010	0.45%	4.90	% (e)	100,000	September 2014
February 2010	0.45%	4.96	% (e)	100,000	December 2014
April 2010	5.42%	5.42%		75,000	April 2015

	1.06%	4.43%		$675,000

	Fixed Pay Rate Against GBP LIBOR		Notional Amount
Swap Effective Date	Current	Future		Maturity
October 2007	3.22%	5.72% (e)	£76,220	October 2013

Swap Effective Date	Fixed Pay Rate Against EURIBOR	Notional Amount	Maturity
March 2010	3.32%	€101,600	March 2015

(e)	The fixed pay rate against LIBOR increases in December 2010 through maturity.

The fixed pay rate against GBP LIBOR increases in January 2011 through maturity.

Forward-Starting Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
December 2010	5.23%	$100,000	December 2015
February 2011	5.27%	100,000	February 2016

		$200,000

At June 30, 2010, future scheduled debt principal payments (including non-conditional extension options) are as follows:

Years ending December 31,	Amount
2010 (remainder)	$1,539
2011	449,077
2012	307,540
2013	118,909
2014	13,297
Thereafter	403,750

$1,294,112

Percent of fixed rate debt including U.S. and European swaps	95.1%
Weighted average interest rate including U.S. and European swaps (f)	3.44%
Weighted average maturity of fixed rate debt (debt with maturity of greater than one year)	4.37

(f)	Excludes the amortization of deferred financing costs and the amortization of the interest rate swap costs.

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